Exhibit 99.1

TRICO MARINE SERVICES, INC. EMERGES FROM CHAPTER 11,

ANNOUNCES NEW DIRECTORS

HOUSTON, (March 15, 2005) — Trico Marine Services, Inc. (OTC.BB - TRMA) (“Trico” or the “Company”) today announced that it has successfully completed its Chapter 11 reorganization and it and two principal subsidiaries have also emerged from bankruptcy.

Thomas Fairley, Trico’s President and Chief Executive Officer commented, “We are pleased to emerge from bankruptcy and I would like to thank the Company’s customers, employees and suppliers for their continued support. Their loyalty and hard work have made it possible to reach this point on such an expedited schedule.”

Chapter 11 petitions were filed by Trico and its two principal U.S. subsidiaries on December 21, 2004. The U.S. Bankruptcy Court for the Southern District of New York confirmed Trico’s Plan of Reorganization on January 21, 2005 and all conditions have been met which cleared the way for Trico and its subsidiaries to emerge from Chapter 11.

As a result of the reorganization, the Company eliminated debt and accrued interest totaling in excess of $275 million, and reduced annual interest expense by approximately $22.2 million. Trico emerges with $145 million of consolidated indebtedness as well as $53 million of borrowing capacity under its new and existing credit facilities pro forma as of December 31, 2004.

Under the terms of the plan of reorganization (the “Plan”), the holders of the Company’s $250 million 8 7/8% senior notes due 2012 (the “Senior Notes”) on the date of the Company’s emergence from Chapter 11 (the “Effective Date”) receive, in exchange for their total claims (including principal and accrued and unpaid interest), 10,000,000 shares of common stock of the reorganized Company (the “New Common Stock”), representing 100% of the fully-diluted common stock of the reorganized Company before giving effect to (i) the potential exercise of warrants to be distributed to the Company’s existing holders of common stock pursuant to the Plan and (ii) stock options and restricted stock issued under a long-term incentive plan.

In addition, pursuant to the Plan, holders of the Company’s common stock (“Old Common Stock”) will be entitled to receive, on a pro rata basis, for each 74 shares of Old Common Stock, warrants that are exercisable for, in the aggregate, 10% of the New Common Stock of the reorganized Company (before giving effect to the long-term incentive plan). All of the shares of Old Common Stock have been cancelled and converted into the right to receive warrants described above.

The Nasdaq has assigned the stock symbol TRMA as the trading symbol for the new common stock.

The Company also announced its new board of directors. Joseph Compofelice will continue to serve as Trico’s non-executive chairman of the board of directors. Mr. Fairley and Edward Hutcheson will also continue their service on the new board. Per Staehr, Chairman of A2SEA A/S; Richard Bachmann, Chairman, President and Chief Executive Officer of Energy Partners

Ltd.; M.W. (Bill) Scoggins, retired Executive Vice President, ExxonMobil Production Company; and Kenneth Burke, retired Partner and former National Energy Director of Ernst & Young, LLP have joined Trico’s board.

Mr. Compofelice said, “I, on behalf of all of the employees of Trico, wish to extend our gratitude to our former board of directors for their outstanding service and commitment to us. We look forward to working with the new board, building upon the momentum created through this process to expand our client base and geographic presence in growing markets.”

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company’s diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Please visit the Company’s website at http://www.tricomarine.com for additional information.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

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